Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Christopher M. Jakubik (Investors)
	+1-847-646-4538	+1-847-646-5494
	news@kraft.com	ir@kraft.com

KRAFT FOODS REPORTS SOLID THIRD QUARTER RESULTS

WHILE INVESTING TO ACCELERATE GROWTH

•	Net revenues grew 26.2% to $11.9 billion; Combined Organic Net Revenues[1] grew 2.1%

•	Diluted EPS was $0.43; Operating EPS[1] was $0.47

•	Cadbury integration progressing well

•	Company confirmed 2010 Operating EPS guidance of at least $2.00

NORTHFIELD, Ill. – Nov. 4, 2010 – Kraft Foods Inc. (NYSE: KFT) today reported third quarter 2010 results that reflected solid performance in every geography and management’s decision to significantly step-up brand-building investments.

“We had another good quarter, and we’re executing well.” said Irene Rosenfeld, Chairman and CEO. “Our global growth strategy of focusing on snacking and Power Brands gives us a clear path to top-tier performance. The Cadbury integration has proceeded smoothly and quickly, and we’re already benefiting from significant cost synergies. I remain confident that we will achieve our goals for 2010 and accelerate our growth in 2011.”

•

Net revenues in the third quarter increased 26.2 percent to $11.9 billion, including a 26.2 percentage point impact from the Cadbury acquisition, a negative 2.3 percentage points from currency and a negative 0.2 percentage points from divestitures.

Kraft Foods’ base business organic net revenues1 grew 2.5 percent, driven by 2.3 percentage points from pricing and 0.2 percentage points from volume/mix.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.

Combined Organic Net Revenues grew 2.1 percent, including 0.1 percent growth from Cadbury. Actions taken to normalize Cadbury trade inventories during the quarter tempered Combined Organic Net Revenue growth by approximately one-half percentage points and Cadbury organic net revenue1 growth by about 2 percentage points.

•

Operating income increased 13.4 percent to $1,519 million, including a favorable impact of 22.5 percentage points from Cadbury, partially offset by a negative 6.1 percentage point impact from Integration Program[2] and acquisition-related[3] costs. Currency had a negative impact of 2.9 percentage points. Excluding these factors, management’s decision to significantly step-up advertising investments resulted in Kraft Foods’ base business operating income[1] to be essentially flat with the prior year quarter.

Operating income margin was 12.8 percent. This was 140 basis points lower than the prior year, driven by an unfavorable impact of 100 basis points from the increased advertising investments and a 60 basis point negative impact from Integration Program2 and acquisition-related3 costs.

•	The tax rate was 30.0 percent compared to 23.8 percent last year, reflecting a greater benefit from discrete items in the prior year quarter.

•	Diluted earnings per share were $0.43, including a negative impact of $0.04 related to Integration Program and acquisition-related costs.

Operating EPS1 in the third quarter was $0.47, down from $0.53 primarily due to higher taxes, reflecting the timing of discrete items versus the prior year quarter.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[2]	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
[3]	Acquisition-related costs include transaction advisory fees, UK stamp taxes, and the impact of the Cadbury inventory revaluation.

Q3 2009 Diluted EPS	$0.55

Earnings from Discontinued Operations	(0.03)
Acquisition-Related Costs	0.01

Q3 2009 Operating EPS	$0.53

Operating Earnings – Kraft Foods’ Base Business	0.01
Change in Foreign Currency	(0.02)

Operating Earnings – Cadbury	0.12

Higher Interest Expense	(0.05)
Change in Shares Outstanding	(0.06)
Changes in Taxes	(0.06)

Q3 2010 Operating EPS[1]	$0.47

Integration Program Costs[2]	(0.05)
Acquisition-Related Costs[3]	0.01

Q3 2010 Diluted EPS	$0.43

Kraft Foods North America

Net revenues increased 9.3 percent. This included favorable impacts of 7.8 percentage points from the Cadbury acquisition and 0.7 percentage points from currency, partially offset by a negative 0.3 percentage point impact from divestitures.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[2]	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
[3]	Acquisition-related costs include transaction advisory fees, UK stamp taxes, and the impact of the Cadbury inventory revaluation.

Kraft Foods’ base business organic net revenue1 increased 1.1 percent. Pricing in response to higher input costs accounted for 3.1 percentage points of the increase, with each business unit realizing favorable net pricing. This was offset somewhat by volume/mix, which was unfavorably impacted by higher pricing, the continued weak consumer environment and lower levels of merchandising activity versus the prior year quarter. Focused investments drove solid volume/mix growth in Power Brands such as Chips Ahoy! cookies; Ritz crackers; Starbucks coffee; Capri Sun and Kool-Aid ready-to-drink beverages; Oscar Mayer Deli Fresh cold cuts and Lunchables combination meals; and Velveeta processed cheese.

In addition, the introduction and expansion of new product platforms, such as Oscar Mayer Carving Board cold cuts, Jell-O Mousse Temptations desserts, Wheat Thins Stix crackers and Crystal Light Pure powdered beverages also contributed to Kraft Foods’ base business growth.

Combined Organic Net Revenues1 increased 1.0 percent, fueled by approximately 3 percent growth in Power Brands.

Cadbury organic net revenue1 declined 0.5 percent, reflecting the lapping of the prior year quarter’s highly-successful introduction of Trident Layers gum and the strong shipments of Halls cough drops in anticipation of the H1N1-influenced flu season. This was partially offset by strong performance of Stride and Dentyne gum in the current quarter.

Segment operating income grew 4.8 percent, reflecting the favorable impacts of 8.6 percentage points from Cadbury, net of Integration Program costs, and 0.6 percentage points from currency. Excluding these factors, segment operating income was down due to a double-digit increase in advertising. Favorable pricing and productivity more than offset higher input costs.

Kraft Foods Europe

Net revenues increased by 29.0 percent, including a 36.0 percentage point impact from the Cadbury acquisition and a negative 8.7 percentage point impact from currency.

Kraft Foods’ base business organic net revenues1 grew 1.7 percent, driven by volume/mix gains of 1.4 percentage points and 0.3 percentage points from pricing.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.

•

Chocolate revenue was flat in the quarter. Continued strong growth of Freia and Marabou in Scandinavia was offset by weak category performance in other parts of Continental Europe, in part due to unseasonably hot weather.

•

Biscuits revenue declined slightly. Strong growth of Power Brands, including Oreo and Belvita, was offset by the timing of promotional programming versus the prior year and a weak category environment.

•	Coffee grew mid-single digits. The Jacobs, Carte Noire and Kenco Power Brands drove volume/mix gains. On-demand market expansion and increased brewer placement drove double-digit growth in Tassimo.

•	Cheese grew mid-single digits, fueled by volume/mix gains. New product launches and a successful marketing campaign drove continued growth of Philadelphia.

Combined Organic Net Revenues increased 1.1 percent, driven by approximately 3 percent growth in Power Brands.

Cadbury organic net revenue1 declined 0.4 percent, as category softness in Southern Europe more than offset solid growth in Britain and Ireland.

Segment operating income grew 57.3 percent, reflecting the favorable impact of 51.1 percentage points from the Cadbury acquisition, net of Integration Program costs, and a negative 12.8 percentage point impact from currency. Excluding these factors, the increase in segment operating income was driven by productivity improvements, lower overhead costs and lower advertising costs due to the timing of programming versus the prior year quarter.

Kraft Foods Developing Markets

Net revenues increased 69.8 percent, including a favorable impact of 66.1 percentage points from the Cadbury acquisition. Currency had a negative 3.7 percentage point impact.

Kraft Foods’ base business organic net revenues1 grew 7.4 percent, driven by 5.3 percentage points from volume/mix gains and 2.1 percentage points from pricing.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.

•

In Latin America, organic revenues grew double digits due to higher pricing and strong volume/mix gains, particularly in Brazil. Power Brands collectively grew 18 percent, led by Oreo cookies, Club Social crackers and Lacta chocolate.

•

In Asia Pacific, organic revenues grew double digits due to strong volume/mix gains, particularly in China and Indonesia. Power Brands collectively grew more than 30 percent, led by Oreo cookies and Tang powdered beverages.

•

Central and Eastern Europe, Middle East & Africa organic revenues declined slightly due to extremely weak economic conditions and soft category trends, particularly in Russia and Central Europe. Share gains in key markets and categories partially offset market weakness. Power Brands collectively grew 8 percent, led by Tang powdered beverages and Milka chocolate.

Combined Organic Net Revenues1 increased 4.8 percent, propelled by growth in Power Brands of approximately 12 percent. Normalizing Cadbury trade inventories negatively impacted growth by approximately 2 percentage points.

Cadbury organic net revenues grew only 0.7 percent as normalizing trade inventories tempered growth by approximately 4 percentage points. Growth was driven by gains in chocolate in Asia, particularly India, which were partially offset by soft gum category trends in Russia, Japan, South Africa and Mexico.

Segment operating income grew 29.8 percent, reflecting a positive impact of 36.8 percentage points from the Cadbury acquisition, net of Integration Program costs, and a negative 5.2 percentage point impact from currency. Excluding these factors, segment operating income declined modestly as the benefits from favorable volume/mix and lower overheads were more than offset by the decision to significantly increase advertising investments.

OUTLOOK

Kraft Foods confirmed its 2010 guidance for Combined Organic Net Revenue1 growth in a range of 3 to 4 percent and Operating EPS1 of at least $2.00.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.

In addition, the company reiterated its 2011 targets for Combined Organic Net Revenue growth of at least 5 percent and mid-teens growth for Operating EPS.

CONFERENCE CALL

Kraft Foods will host a conference call for investors with accompanying slides to review its results at 5 p.m. EDT today. Access to a live audio webcast with accompanying slides is available at www.kraftfoodscompany.com, and a replay of the event will also be available on the company’s web site.

ABOUT KRAFT FOODS

Kraft Foods is building a global snacks powerhouse and an unrivaled portfolio of brands people love. With annual revenues of approximately $48 billion, the company is the world’s second largest food company, making delicious products for billions of consumers in approximately 170 countries. The portfolio includes 11 iconic brands with revenues exceeding $1 billion – Oreo, Nabisco and LU biscuits; Milka and Cadbury chocolates; Trident gum; Jacobs and Maxwell House coffees; Philadelphia cream cheeses; Kraft cheeses, dinners and dressings; and Oscar Mayer meats. Approximately 70 brands generate annual revenues of more than $100 million. Kraft Foods (www.kraftfoodscompany.com; NYSE: KFT) is a member of the Dow Jones Industrial Average, Standard & Poor’s 500, Dow Jones Sustainability Index and Ethibel Sustainability Index.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words such as “expect,” “goals,” “plans,” “believe,” continue,” “may,” “will,” and similar expressions are intended to identify our forward-looking statements, including but not limited to, global strategy and path to top tier performance; that we will achieve our goals and accelerate growth in 2011; and our 2010 and 2011 Outlook, in particular 2010 Combined Organic Net Revenue growth and Operating EPS growth. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, continued volatility of input costs, pricing actions, increased competition, risks from operating internationally, failure to realize the expected benefits of our combination with Cadbury, continued weakness in economic conditions and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including the registration statement on Form S-4, as amended from time to time, filed by Kraft Foods in connection with the Cadbury offer, our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this slide presentation, except as required by applicable law or regulation.

NON-GAAP FINANCIAL MEASURES

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The company’s top-line measure is organic net revenues, which excludes the impact of acquisitions, divestitures and currency. The company uses organic net revenues and corresponding growth ratios as non-GAAP financial measures. Management believes this measure better reflects revenues on a going-forward basis and provides improved comparability of results because it excludes the volatility of currency, and the one-time impacts of acquisitions and divestitures from net revenues.

To reflect the impacts of a significant business combination, as defined by SEC Regulation S-X, the company uses Combined Organic Net Revenues as a top-line measure. Accordingly, Combined Organic Net Revenues includes the impacts of significant acquisitions, and excludes the impacts of other acquisitions, divestitures and currency. The company uses Combined Organic Net Revenues and corresponding growth ratios to reflect the organic growth rates for Kraft Foods’ base business and Cadbury. On a year-to- date basis, the organic growth rate of Cadbury reflects growth from the date of acquisition, or February 2, 2010, through the end of the third quarter. Similar to organic net revenues, management believes Combined Organic Net Revenues better reflects revenues on a going-forward basis of the combined business.

The company uses Operating EPS, which is defined as diluted EPS attributable to Kraft Foods excluding costs related to: the integration program; acquisition-related costs, including transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation; acquisition-related financing fees; and the impact of a deferred tax charge resulting from the recently enacted U.S. health care legislation. Management believes this measure better reflects earnings per share on a going-forward basis and provides improved comparability of results because it excludes the volatility of currency; certain impacts related to the Cadbury acquisition; other one-time impacts; and divestitures from earnings per share.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three and nine months ended September 30, 2010 and 2009. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, with regard to the non-GAAP financial measures in the company’s Outlook, the company has not provided that information.

SEGMENT OPERATING INCOME

Management uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), certain components of its U.S. pension plan cost (which is a component of cost of sales and marketing, administration and research costs), general corporate expenses (which are a component of marketing, administration and research costs) and amortization of intangibles for all periods presented. The company centrally manages pension plan funding decisions and determination of discount rate, expected rate of return on plan assets and other actuarial assumptions. Therefore, the company allocates only the service cost component of its U.S. pension plan expense to segment operating income. The company excludes the unrealized gains and losses on hedging activities from segment operating income to provide better transparency of its segment operating results. Once realized, the company records the gains and losses on hedging activities within segment operating results. Accordingly, the company does not present these items by segment because they are excluded from the segment profitability measure that management reviews.

# # #

Schedule 1

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Three Months Ended September 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2010	2009 (As Revised) (1)	% Change Fav / (Unfav)
Net revenues	$11,863	$9,397	26.2%

Cost of sales	7,542	6,019	(25.3)%

Gross profit	4,321	3,378	27.9%
Gross profit margin	36.4%	35.9%

Selling, general and administrative expenses	2,758	2,033	(35.7)%

Asset impairment and exit costs	(9)	—	100.0%

Amortization of intangibles	53	6	(100.0+ )%

Operating income	1,519	1,339	13.4%
Operating income margin	12.8%	14.2%

Interest and other expense, net	433	323	(34.1)%

Earnings from continuing operations before income taxes	1,086	1,016	6.9%

Provision for income taxes	326	242	(34.7)%
Effective tax rate	30.0%	23.8%

Earnings from continuing operations	$760	$774	(1.8)%

Earnings from discontinued operations, net of income taxes	—	52	(100.0)%

Net earnings	$760	$826	(8.0)%

Noncontrolling interest	6	2	(100.0+ )%

Net earnings attributable to Kraft Foods	$754	$824	(8.5)%

Per share data:
Basic earnings per share attributable to Kraft Foods:
- Continuing operations	$0.43	$0.52	(17.3)%
- Discontinued operations	—	0.04	(100.0)%

- Net earnings attributable to Kraft Foods	$0.43	$0.56	(23.2)%

Diluted earnings per share attributable to Kraft Foods:
- Continuing operations	$0.43	$0.52	(17.3)%
- Discontinued operations	—	0.03	(100.0)%

- Net earnings attributable to Kraft Foods	$0.43	$0.55	(21.8)%

Average shares outstanding:
Basic	1,748	1,479	(18.2)%
Diluted	1,754	1,487	(18.0)%

(1)	As revised to reflect Frozen Pizza as a discontinued operation.

Schedule 2

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Three Months Ended September 30,

($ in millions) (Unaudited)

						Add back:					% Change
	As Reported (GAAP)	Impact of Divestitures	Impact of Acquisitions	Impact of Currency	Base Kraft Foods Organic (Non-GAAP)	Impact of Acquisitions - Cadbury (1)	Divestitures - Cadbury’s Poland and Romania Operations (1)	Impact of Currency - Cadbury (1)	Cadbury Organic (Non-GAAP) (1)	Combined Organic (Non-GAAP)	As Reported (GAAP)	Base Kraft Foods Organic (Non-GAAP) (2)	Cadbury Organic (Non-GAAP) (1)	Combined Organic (Non-GAAP)
2010
U.S. Beverages	$756	$—	$—	$—	$756	$—	$—	$—	$—	$756	0.3%	0.3%	—	0.3%
U.S. Cheese	863	—	—	—	863	—	—	—	—	863	4.7%	4.7%	—	4.7%
U.S. Convenient Meals	806	—	—	—	806	—	—	—	—	806	4.1%	4.1%	—	4.1%
U.S. Grocery	779	—	—	—	779	—	—	—	—	779	0.1%	0.1%	—	0.1%
U.S. Snacks	1,505	—	(284)	—	1,221	284	—	—	284	1,505	22.2%	—	(3.1)%	(0.6)%
Canada & N.A. Foodservice	1,164	—	(131)	(37)	996	131	—	(7)	124	1,120	15.2%	(1.4)%	6.0%	(0.6)%

Kraft Foods North America	$5,873	$—	$(415)	$(37)	$5,421	$415	$—	$(7)	$408	$5,829	9.3%	1.1%	(0.5)%	1.0%

Kraft Foods Europe	2,670	—	(746)	180	2,104	746	—	52	798	2,902	29.0%	1.7%	(0.4)%	1.1%
Kraft Foods Developing Markets	3,320	—	(1,292)	71	2,099	1,292	(25)	(55)	1,212	3,311	69.8%	7.4%	0.7%	4.8%

Kraft Foods	$11,863	$—	$(2,453)	$214	$9,624	$2,453	$(25)	$(10)	$2,418	$12,042	26.2%	2.5%	0.1%	2.1%

2009 (As Revised) (3)
U.S. Beverages	$754	$—	$—	$—	$754	$—	$—	$—	$—	$754
U.S. Cheese	824	—	—	—	824	—	—	—	—	824
U.S. Convenient Meals	774	—	—	—	774	—	—	—	—	774
U.S. Grocery	778	—	—	—	778	—	—	—	—	778
U.S. Snacks	1,232	(11)	—	—	1,221	293	—	—	293	1,514
Canada & N.A. Foodservice	1,010	—	—	—	1,010	117	—	—	117	1,127

Kraft Foods North America	$5,372	$(11)	$—	$—	$5,361	$410	$—	$—	$410	$5,771

Kraft Foods Europe	2,070	(1)	—	—	2,069	801	—	—	801	2,870
Kraft Foods Developing Markets	1,955	—	—	—	1,955	1,258	(54)	—	1,204	3,159

Kraft Foods	$9,397	$(12)	$—	$—	$9,385	$2,469	$(54)	$—	$2,415	$11,800

(1)	Kraft Foods acquired Cadbury plc on February 2, 2010. Cadbury data, shown above, is for Q3 2010 and 2009, adjusted from IFRS to U.S. GAAP and translated to US$ from local countries’ currencies.
(2)	Base Kraft Foods Organic Revenue Growth (Non-GAAP) drivers were as follows:

	Organic Growth Drivers
	Vol /Mix		Price
2010 - Base Kraft Foods Organic
U.S. Beverages	(0.2	)pp	0.5	pp
U.S. Cheese	(3.7)		8.4
U.S. Convenient Meals	3.1		1.0
U.S. Grocery	(5.8)		5.9
U.S. Snacks	(1.1)		1.1
Canada & N.A. Foodservice	(4.2)		2.8

Kraft Foods North America	(2.0)		3.1

Kraft Foods Europe	1.4		0.3
Kraft Foods Developing Markets	5.3		2.1

Kraft Foods	0.2	pp	2.3	pp

(3)	As revised to reflect Frozen Pizza as a discontinued operation.

Schedule 3

Kraft Foods Inc. and Subsidiaries

Operating Income by Reportable Segments

For the Three Months Ended September 30,

($ in millions) (Unaudited)

		2009 Impacts	2010 Impacts
	2009 Operating Income - As Revised (GAAP) (1)	Acquisition- Related Costs (2)	Impact of Acquisitions	Acquisition- Related Costs (2)	Integration Program Costs (3)	Asset Impairment & Exit Costs (4)	Impact of Currency	Impact of Divestitures	Operations	2010 Operating Income - As Reported (GAAP)	% Change
Segment Operating Income:
U.S. Beverages	$133	$—	$—	$—	$—	$1	$—	$—	$(3)	$131	(1.5)%
U.S. Cheese	166	—	—	—	—	1	—	—	2	169	1.8%
U.S. Convenient Meals	63	—	—	—	—	1	—	—	18	82	30.2%
U.S. Grocery	258	—	—	—	—	2	—	—	(16)	244	(5.4)%
U.S. Snacks	196	—	58	—	(8)	1	—	(4)	(27)	216	10.2%
Canada & N.A. Foodservice	140	—	37	—	(5)	3	6	—	(21)	160	14.3%

Kraft Foods North America	$956	$—	$95	$—	$(13)	$9	$6	$(4)	$(47)	$1,002	4.8%
Kraft Foods Europe	211	—	107	—	1	—	(27)	1	39	332	57.3%
Kraft Foods Developing Markets	285	—	158	—	(53)	—	(15)	—	(5)	370	29.8%
Unrealized G/(L) on Hedging Activities	19	—	13	—	—	—	—	—	(16)	16
HQ Pension	(27)	—	—	—	—	—	—	—	(15)	(42)
General Corporate Expenses	(99)	11	(18)	(2)	(27)	—	(2)	—	31	(106)
Amortization of Intangibles	(6)	—	(52)	—	—	—	—	—	5	(53)

Kraft Foods	$1,339	$11	$303	$(2)	$(92)	$9	$(38)	$(3)	$(8)	$1,519	13.4%

(1)	As revised to reflect Frozen Pizza as a discontinued operation.
(2)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(3)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(4)	Consists of a $9 million reversal of prior years’ Restructuring Program costs.

Schedule 4

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Operating Income Growth

For the Three Months Ended September 30,

($ in millions) (Unaudited)

							% Growth
	As Reported (GAAP)	Integration Program Costs (1)	Acquisition-Related Costs (2)	Cadbury Operating Income	Impact of Currency	Base Kraft Foods (Non-GAAP)	As Reported (GAAP)	Base Kraft Foods (Non-GAAP)
2010
Operating Income	$1,519	$92	$2	$(303)	$38	$1,348	13.4%	(0.1)%

2009 (As Revised) (3)
Operating Income	$1,339	—	11	—	—	$1,350

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(3)	As revised to reflect Frozen Pizza as a discontinued operation.

Schedule 5

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted Earnings Per Share

For the Three Months Ended September 30,

(Unaudited)

					% Growth
	As Reported (GAAP)	Integration Program Costs (1)	Acquisition- Related Costs (2) and Financing Fees (3)	Operating (Non-GAAP)	As Reported EPS Growth (GAAP)	Operating EPS Growth (Non-GAAP)
2010
Diluted EPS
- Continuing operations	$0.43	$0.05	$(0.01)	$0.47	(17.3)%	(11.3)%
- Discontinued operations	—

- Net earnings attributable to Kraft Foods	$0.43

2009 (As Revised) (4)
Diluted EPS
- Continuing operations	$0.52	$—	$0.01	$0.53
- Discontinued operations	0.03

- Net earnings attributable to Kraft Foods	$0.55

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(3)	Acquisition-related financing fees include hedging and foreign currency impacts associated with the Cadbury acquisition and other fees associated with the Cadbury bridge facility.
(4)	As revised to reflect Frozen Pizza as a discontinued operation.

Schedule 6

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Nine Months Ended September 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2010	2009 (As Revised) (1)	% Change Fav / (Unfav)
Net revenues	$35,434	$28,157	25.8%

Cost of sales	22,330	18,167	(22.9)%

Gross profit	13,104	9,990	31.2%
Gross profit margin	37.0%	35.5%

Selling, general and administrative expenses	8,541	6,014	(42.0)%

Asset impairment and exit costs	(9)	(26)	(65.4)%

(Gains) / losses on divestitures, net	—	17	100.0%

Amortization of intangibles	146	15	(100.0+ )%

Operating income	4,426	3,970	11.5%
Operating income margin	12.5%	14.1%

Interest and other expense, net	1,496	915	(63.5)%

Earnings from continuing operations before income taxes	2,930	3,055	(4.1)%

Provision for income taxes	982	897	(9.5)%
Effective tax rate	33.5%	29.4%

Earnings from continuing operations	$1,948	$2,158	(9.7)%

Earnings from discontinued operations, net of income taxes	48	159	(69.8)%

Gain on divestiture of discontinued operations, net of income taxes	1,596	—	100.0%

Net earnings	$3,592	$2,317	55.0%

Noncontrolling interest	18	6	(100.0+ )%

Net earnings attributable to Kraft Foods	$3,574	$2,311	54.7%

Per share data:
Basic earnings per share attributable to Kraft Foods:
- Continuing operations	$1.13	$1.45	(22.1)%
- Discontinued operations	0.97	0.11	100.0+ %

- Net earnings attributable to Kraft Foods	$2.10	$1.56	34.6%

Diluted earnings per share attributable to Kraft Foods:
- Continuing operations	$1.13	$1.45	(22.1)%
- Discontinued operations	0.96	0.11	100.0+ %

- Net earnings attributable to Kraft Foods	$2.09	$1.56	34.0%

Average shares outstanding:
Basic	1,702	1,477	(15.2)%
Diluted	1,708	1,485	(15.0)%

(1)	As revised to reflect Frozen Pizza as a discontinued operation.

Schedule 7

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Nine Months Ended September 30,

($ in millions) (Unaudited)

						Add back:					% Change
	As Reported (GAAP)	Impact of Divestitures	Impact of Acquisitions	Impact of Currency	Base Kraft Foods Organic (Non- GAAP)	Impact of Acquisitions - Cadbury (1)	Divestitures - Cadbury’s Poland and Romania Operations (1)	Impact of Currency - Cadbury (1)	Cadbury Organic (Non- GAAP) (1)	Combined Organic (Non- GAAP)	As Reported (GAAP)	Base Kraft Foods Organic (Non- GAAP) (2)	Cadbury Organic (Non- GAAP) (1)	Combined Organic (Non- GAAP)
2010
U.S. Beverages	$2,463	$—	$—	$—	$2,463	$—	$—	$—	$—	$2,463	3.8%	3.8%	—	3.8%
U.S. Cheese	2,505	—	—	—	2,505	—	—	—	—	2,505	(3.8)%	(3.8)%	—	(3.8)%
U.S. Convenient Meals	2,415	—	—	—	2,415	—	—	—	—	2,415	3.4%	3.4%	—	3.4%
U.S. Grocery	2,518	—	—	—	2,518	—	—	—	—	2,518	(2.0)%	(2.0)%	—	(2.0)%
U.S. Snacks	4,413	—	(762)	—	3,651	762	—	—	762	4,413	18.7%	(0.8)%	3.5%	—
Canada & N.A. Foodservice	3,408	—	(298)	(223)	2,887	298	—	(30)	268	3,155	18.8%	0.7%	5.1%	1.0%

Kraft Foods North America	$17,722	$—	$(1,060)	$(223)	$16,439	$1,060	$—	$(30)	$1,030	$17,469	7.6%	0.1%	3.9%	0.3%

Kraft Foods Europe	8,172	—	(1,997)	81	6,256	1,997	—	49	2,046	8,302	34.4%	3.1%	1.1%	2.6%
Kraft Foods Developing Markets	9,540	—	(3,319)	(99)	6,122	3,319	(105)	(245)	2,969	9,091	70.1%	9.4%	4.4%	7.7%

Kraft Foods	$35,434	$—	$(6,376)	$(241)	$28,817	$6,376	$(105)	$(226)	$6,045	$34,862	25.8%	2.6%	3.2%	2.7%

2009 (As Revised) (3)
U.S. Beverages	$2,373	$—	$—	$—	$2,373	$—	$—	$—	$—	$2,373
U.S. Cheese	2,605	—	—	—	2,605	—	—	—	—	2,605
U.S. Convenient Meals	2,335	—	—	—	2,335	—	—	—	—	2,335
U.S. Grocery	2,569	—	—	—	2,569	—	—	—	—	2,569
U.S. Snacks	3,717	(38)	—	—	3,679	736	—	—	736	4,415
Canada & N.A. Foodservice	2,868	—	—	—	2,868	255	—	—	255	3,123

Kraft Foods North America	$16,467	$(38)	$—	$—	$16,429	$991	$—	$—	$991	$17,420

Kraft Foods Europe	6,081	(15)	—	—	6,066	2,023	—	—	2,023	8,089
Kraft Foods Developing Markets	5,609	(14)	—	—	5,595	2,969	(125)	—	2,844	8,439

Kraft Foods	$28,157	$(67)	$—	$—	$28,090	$5,983	$(125)	$—	$5,858	$33,948

(1)	Kraft Foods acquired Cadbury plc on February 2, 2010. Cadbury data, shown above, is for February through September 2010 and 2009, adjusted from IFRS to U.S. GAAP and translated to US$ from local countries’ currencies.
(2)	Base Kraft Foods Organic Revenue Growth (Non-GAAP) drivers were as follows:

	Organic Growth Drivers
	Vol / Mix		Price
2010 - Base Kraft Foods Organic
U.S. Beverages	3.5	pp	0.3	pp
U.S. Cheese	(6.0)		2.2
U.S. Convenient Meals	3.4		—
U.S. Grocery	(4.4)		2.4
U.S. Snacks	(0.5)		(0.3)
Canada & N.A. Foodservice	(0.4)		1.1

Kraft Foods North America	(0.8)		0.9

Kraft Foods Europe	4.7		(1.6)
Kraft Foods Developing Markets	6.6		2.8

Kraft Foods	1.9	pp	0.7	pp

(3)	As revised to reflect Frozen Pizza as a discontinued operation.

Schedule 8

Kraft Foods Inc. and Subsidiaries

Operating Income by Reportable Segments

For the Nine Months Ended September 30,

($ in millions) (Unaudited)

		2009 Impacts			2010 Impacts
	2009 Operating Income - As Revised (GAAP) (1)	(Gain)/Loss on Divestitures	Asset Impairment & Exit Costs (2)	Acquisition- Related Costs (3)	Impact of Acquisitions	Acquisition- Related Costs (3)	Integration Program Costs (4)	Asset Impairment & Exit Costs (2)	Impact of Currency	Impact of Divestitures	Operations	2010 Operating Income - As Reported (GAAP)	% Change
Segment Operating Income:
U.S. Beverages	$443	$—	$—	$—	$—	$—	$—	$1	$—	$—	$37	$481	8.6%
U.S. Cheese	463	—	—	—	—	—	—	1	—	—	(25)	439	(5.2)%
U.S. Convenient Meals	208	—	—	—	—	—	—	1	—	—	58	267	28.4%
U.S. Grocery	859	—	—	—	—	—	—	2	—	—	26	887	3.3%
U.S. Snacks	530	—	—	—	172	(5)	(11)	1	—	(11)	(13)	663	25.1%
Canada & N.A. Foodservice	339	—	—	—	69	(2)	(8)	3	34	—	—	435	28.3%

Kraft Foods North America	$2,842	$—	$—	$—	$241	$(7)	$(19)	$9	$34	$(11)	$83	$3,172	11.6%
Kraft Foods Europe	565	17	(26)	—	302	(23)	(33)	—	(5)	(2)	161	956	69.2%
Kraft Foods Developing Markets	745	—	—	—	441	(25)	(85)	—	3	(1)	80	1,158	55.4%
Unrealized G/(L) on Hedging Activities	140	—	—	—	13	—	—	—	—	—	(153)	—
HQ Pension	(121)	—	—	—	—	—	—	—	—	—	(2)	(123)
General Corporate Expenses	(186)	—	—	11	(86)	(217)	(147)	—	(2)	—	36	(591)
Amortization of Intangibles	(15)	—	—	—	(136)	—	—	—	—	—	5	(146)

Kraft Foods	$3,970	$17	$(26)	$11	$775	$(272)	$(284)	$9	$30	$(14)	$210	$4,426	11.5%

(1)	As revised to reflect Frozen Pizza as a discontinued operation.
(2)	Includes $35 million reversal of prior years’ Restructuring Program costs in 2009 and $9 million reversal of prior years’ Restructuring Program costs in 2010.
(3)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(4)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.

Schedule 9

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Operating Income Growth

For the Nine Months Ended September 30,

($ in millions) (Unaudited)

							% Growth
	As Reported (GAAP)	Integration Program Costs (1)	Acquisition-Related Costs (2)	Cadbury Operating Income	Impact of Currency	Base Kraft Foods (Non-GAAP)	As Reported (GAAP)	Base Kraft Foods (Non-GAAP)
2010
Operating Income	$4,426	$284	$272	$(775)	$(30)	$4,177	11.5%	4.9%

2009 (As Revised) (3)
Operating Income	$3,970	—	11	—	—	$3,981

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(3)	As revised to reflect Frozen Pizza as a discontinued operation.

Schedule 10

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted Earnings Per Share

For the Nine Months Ended September 30,

(Unaudited)

						% Growth
	As Reported (GAAP)	Integration Program Costs (1)	Acquisition-Related Costs (2) and Financing Fees (3)	U.S. Health Care Legislation Impact on Deferred Taxes	Operating (Non-GAAP)	As Reported EPS Growth (GAAP)	Operating EPS Growth (Non-GAAP)
2010
Diluted EPS
- Continuing operations	$1.13	$0.13	$0.22	$0.08	$1.56	(22.1)%	6.8%
- Discontinued operations	0.96

- Net earnings attributable to Kraft Foods	$2.09

2009 (As Revised) (4)
Diluted EPS
- Continuing operations	$1.45	$—	$0.01	$—	$1.46
- Discontinued operations	0.11

- Net earnings attributable to Kraft Foods	$1.56

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(3)	Acquisition-related financing fees include hedging and foreign currency impacts associated with the Cadbury acquisition and other fees associated with the Cadbury bridge facility.
(4)	As revised to reflect Frozen Pizza as a discontinued operation.

Schedule 11

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ in millions) (Unaudited)

	September 30,	December 31,	September 30,
	2010	2009	2009
ASSETS
Cash and cash equivalents	$2,288	$2,101	$2,996
Receivables, net	6,013	5,197	4,720
Inventories, net	5,735	3,775	4,073
Other current assets	1,788	1,381	1,229
Property, plant and equipment, net	13,710	10,693	10,409
Goodwill	36,764	28,764	28,617
Intangible assets, net	25,476	13,429	13,319
Other assets	1,846	1,374	1,306

TOTAL ASSETS	$93,620	$66,714	$66,669

LIABILITIES AND EQUITY
Short-term borrowings	$331	$453	$1,359
Current portion of long-term debt	133	513	1,258
Accounts payable	5,130	3,766	3,264
Other current liabilities	8,032	6,759	6,175
Long-term debt	29,571	18,024	18,108
Deferred income taxes	6,992	4,508	4,314
Accrued pension costs	2,424	1,765	2,204
Accrued postretirement health care costs	2,910	2,816	2,682
Other liabilities	3,115	2,138	2,094

TOTAL LIABILITIES	58,638	40,742	41,458

TOTAL EQUITY	34,982	25,972	25,211

TOTAL LIABILITIES AND EQUITY	$93,620	$66,714	$66,669